CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated February 24, 2005 in the Amendment No. 1 to the Registration Statement (File No. 333-122685) and related Prospectus of Claymore Securities Defined Portfolios, Series 216.

                                                          /s/ Grant Thornton LLP


                                                              GRANT THORNTON LLP


Chicago, Illinois
February 24, 2005